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                                                                EXHIBIT 10.30.1

                            THIRD AMENDMENT TO LEASE


This lease amendment, made and entered into as of the 5th day of February 1997, by and between Shelterpoint Equities, Ltd., Lessor, and Redwood Trust, Inc. a Maryland Corporation, Lessee.


                                    RECITALS


         WHEREAS Lessee is currently occupying space, commonly referred to as Suite 3100, pursuant to that lease between Lessor and Lessee dated October 12, 1994 and modified February 21, 1995 and April 17, 1996, and

         WHEREAS Lessor and Lessee desire to amend the lease to provide for the addition of Suite 3180 in accordance with the terms and conditions hereinafter set forth (the Third Amendment to Lease);

         NOW THEREFORE, in consideration of the mutual covenants contained herein, as well as other valuable consideration, it is hereby agreed as follows:


1.       The effective date of this modification is April 1, 1997.

2. The rentable square footage shall be increased to approximately 6365 square feet and the common area maintenance percentage shall be increased to 7.53%. The additional footage is depicted as exhibit "A" attached. Useable square footage is 5492.

3. Upon the effective date of this amendment, the minimum monthly rental shall be increased to $11,673.97. Rent for Suite 3180 shall be prorated if the space is not turned over to Lessee upon the effective date.

4. This amendment shall not effect the annual cost of living increase date of December 9th of each year. All increased shall be governed by paragraph 6 (b) of the lease.

5. Estimated monthly expenses for the combined footage shall be increased to $4,264.55 and shall be administered in accordance with paragraph 6 (c) of the lease. Expenses for Suite 3180 shall be prorated if the space is not turned over to Lessee upon the effective date.

6. The security deposit shall be increased to $11,673.97 from $7,370.50. The increase of $4,303.47 shall be paid upon the signing of this amendment.

7. The termination date of May 5, 2001 shall not be effected by this amendment.

8. Lessee shall take space on an "as is" basis, however, Lessee shall be permitted to improve the space in accordance with the plan as generally depicted in Exhibit "B" attached. All improvements must be constructed with details and materials which currently exist in Suite 3100, must comply with all applicable building codes and ADA access requirements and must be completed by a licensed building contractor. A $3,000.00 tenant improvement allowance will be paid by Lessor to Lessee upon completion of their improvements as depicted in Exhibit "B".

9. In the event, upon the termination of this lease, Lessee does not renew the lease for an extended period of at least Four (4) years, Lessee shall pay to Lessor the sum of Fifteen thousand ($15,000.00) which shall compensate Lessor for the expense that may be required to reconfigure the space for a future tenant. If the lease is renewed, the payment will not be required upon the termination of the extended period.


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10.      In the event Lessee does not renew and the space is re-leased to another tenant, for a period of not less than 3 years and only paint and carpeting are required, Lessor shall return the $15,000.00 to Lessee immediately upon commencement of the new lease.

11. After March 1, 1998, Lessor shall notify Lessee of any space in the complex, not subject to prior options or rights of refusal, which Lessor expects have available for lease. Lessor shall provide Lessee with a summary of the historic size, the current market rent and a floor plan if available. The space shall be available to Lessee on an "as is" basis and the term shall be co-terminous with the expiration of this lease. Lessee shall have 10 working days from the date of notification to decide if Lessee will add the space to this lease. This option shall not be available to Lessee during the last 6 months of this lease term.

12. All other terms and conditions, except as provided for in this amendment or conditions which have been satisfied by prior agreements, shall remain in full force and effect.



Lessor:                            Lessee:


  /s/  Ray Hoffman                   /s/  Frederick H. Borden
------------------------------     ---------------------------------------------
Shelterpoint Equities, Ltd.        Redwood Trust, Inc., a Maryland Corporation


Date:  February 11, 1997           Date:   February 11, 1997


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